Exhibit 99.1

Contacts:

Analysts:	Robert Lentz	Media:	Deb Strohmaier
	614-876-2000		740-549-6074

Greif Reports Third Quarter 2013 Results

DELAWARE, Ohio (Sept. 4, 2013) – Greif, Inc. (NYSE: GEF, GEF.B), a global leader in industrial packaging products and services, today announced results for its third quarter, which ended July 31, 2013. For the third quarter of 2013 compared with the third quarter of 2012:

•	Net sales increased 2.4 percent due to higher volumes combined with higher containerboard selling prices;

•	Operating profit increased 14 percent to $96.7 million and EBITDA improved 7 percent to $132.2 million; and

•	Diluted Class A Earnings per share attributable to Greif, Inc. increased 25 percent to $0.80.

(Dollars in millions, except per share amounts)	Three months ended		Nine months ended
	July 31,		July 31,
	2013	2012[1]	2013	2012[1]
Selected Financial Highlights
Net sales	$1,129.7	$1,102.9	$3,227.2	$3,193.9
Operating profit	96.7	84.8	244.6	218.7
EBITDA[2]	132.2	124.0	354.6	333.9
Cash provided by operating activities	79.8	155.0	118.7	334.2
Net income attributable to Greif, Inc.	46.7	37.5	110.5	96.6
Diluted Class A earnings per share attributable to Greif, Inc.	0.80	0.64	1.89	1.66
Special items included in the amounts above:
Restructuring charges	$(4.2)	$(3.9)	$(5.4)	$(22.9)
Acquisition-related costs	(0.1)	(1.6)	(0.7)	(5.0)
Debt extinguishment charges	—	—	(1.3)	—

Total special items	(4.3)	(5.5)	(7.4)	(27.9)

Total special items, net of tax	(2.8)	(3.4)	(4.8)	(18.2)

Impact of total special items, net of tax, on diluted Class A earnings per share attributable to Greif, Inc.	(0.04)	(0.05)	(0.08)	(0.31)

	July 31, 2013	Oct. 31, 2012[1]
Working capital[3]	$315.4	$188.0
Net working capital[3]	220.5	96.5
Long-term debt	1,240.8	1,175.3
Net debt[4]	1,221.4	1,184.9

David B. Fischer, president and chief executive officer, said “Our third quarter results included higher net sales and increased EBITDA despite a weaker food season in key regions and foreign currency exchange losses. Volumes improved in all business segments compared to the same period last year. Cost savings attributable to the Greif Business System and cross-business integration actions were realized during the quarter. Global market conditions in rigid industrial packaging continue to reflect a slow and steady recovery. Improvements in our flexible products base business were offset by additional costs related to new facilities. The paper packaging business achieved record net sales and operating profit for the third quarter of 2013 due to favorable market conditions and further implementation of our efficient frontier strategy.”

[1]	In the third quarter 2013, the company corrected prior period accounting errors that occurred over a number of years with respect to accounting for withholding taxes on subsidiary financing transactions in several countries. The company also corrected prior period errors related to the Latin America region of the Rigid Industrial Packaging & Services segment. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements of operations. Consequently, the Company has corrected these errors for all prior periods presented by restating the consolidated financial statements and other financial information included herein.
[2]	EBITDA is defined as net income plus interest expense, net, plus income tax expense less equity earnings of unconsolidated subsidiaries, net of tax plus depreciation, depletion and amortization.
[3]	Working capital represents current assets less current liabilities. Net working capital represents working capital less cash and cash equivalents.
[4]	Net debt represents long-term debt plus the current portion of long-term debt plus short-term borrowings less cash and cash equivalents.

Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release.

Consolidated Results

Net sales were $1,129.7 million for the third quarter of 2013 compared with $1,102.9 million for the third quarter of 2012. The 2.4 percent increase in net sales was primarily due to the impact of a 1.2 percent increase in selling prices coupled with a 1.0 percent increase in volumes. Selling prices for paper packaging products were higher due to the realization of two containerboard price increases since the third quarter of 2012. Selling prices for rigid industrial packaging products decreased principally due to the pass-through of lower steel costs to customers. Lower selling prices for flexible packaging products were attributable to changes in product mix and the pass-through of lower raw material costs to customers.

Gross profit increased 7.5 percent to $217.3 million for the third quarter of 2013 compared with $202.2 million for the third quarter of 2012. Improvements in the Paper Packaging, Land Management and Rigid Industrial Packaging & Services segments were partially offset by a decline in the Flexible Products & Services segment. Gross profit was 19.2 percent of net sales for the third quarter of 2013 versus 18.3 percent of net sales for the third quarter of 2012.

SG&A expenses increased slightly to $118.2 million for the third quarter of 2013 compared with $116.8 million for the third quarter of 2012. Long-term incentive compensation accruals, pension expenses and information technology expenditures were higher in the third quarter of 2013 compared with the prior year. Included in SG&A expenses are acquisition-related costs, which were immaterial for the third quarter of 2013 compared with $1.6 million for the third quarter 2012. SG&A expenses were 10.5 percent of net sales for the third quarter of 2013 compared with 10.6 percent of net sales for the third quarter of 2012.

Restructuring charges were $4.2 million for the third quarter of 2013 and primarily related to capacity rationalization efforts in Latin America, Life Cycle Services integration in Western Europe and manufacturing rationalization in the flexible products business in Europe and Asia. For the third quarter of 2012, restructuring charges of $3.9 million primarily related to the consolidation of operations in the Flexible Products & Services segment and rationalization of operations and contingency actions in the Rigid Industrial Packaging & Services segment.

Operating profit was $96.7 million for the third quarter of 2013 versus $84.8 million for the third quarter of 2012. The $11.9 million increase consisted of Paper Packaging ($9.7 million increase); Land Management ($2.7 million increase); Rigid Industrial Packaging & Services ($0.9 million increase); and Flexible Products & Services ($1.4 million decrease).

EBITDA was $132.2 million for the third quarter of 2013 compared with $124.0 million for the third quarter of 2012. The $8.2 million increase was primarily due to the same factors that impacted the increase in operating profit, partially offset by higher foreign currency exchange losses.

Other expense (income), net, was $4.0 million of expense for the third quarter of 2013 versus $1.8 million of income for the third quarter of 2012. The year-over-year difference is primarily due to foreign currency exchange losses in the third quarter of 2013 compared with foreign currency exchange gains in the third quarter of 2012.

Cash provided by operating activities was $79.8 million for the third quarter of 2013 compared with cash provided by operating activities of $155.0 million for the same period in 2012. The year-over-year change was primarily due to increased working capital requirements in 2013. Free cash flow5 was $52.7 million for the third quarter of 2013 compared with free cash flow of $109.2 million for the third quarter of 2012.

Interest expense, net, was $19.2 million for the third quarter of 2013 compared with $21.9 million for the third quarter of 2012 due to lower average interest rates.

Income tax expense was $25.9 million for the third quarter of 2013 compared with $25.0 million for the third quarter of 2012. The effective tax rate was 35.2 percent compared with 38.6 percent for the third quarters of 2013 and 2012, respectively. The effective tax rate was 33.9 percent and 34.8 percent for the nine months ended July 31, 2013 and July 31, 2012, respectively. The increase in income tax expense for the three months ended July 31, 2013, compared to the three months ended July 31, 2012, was a result of higher pre-tax income and an increase in the proportion of pre-tax income attributable to higher tax jurisdictions. The lower effective tax rate is a result of fewer discrete income tax adjustments in the current year versus last year. Cash tax payments for the third quarter of 2013 were $23.2 million.

Net income attributable to Greif, Inc. was $46.7 million, or $0.80 per diluted Class A share and $1.20 per diluted Class B share, for the third quarter of 2013 versus $37.5 million, or $0.64 per diluted Class A share and $0.96 per diluted Class B share, for the third quarter of 2012.

[5]	Free cash flow is defined as net cash provided by operating activities less capital expenditures and timberland purchases.

Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release.

Segment Results

Rigid Industrial Packaging & Services

Net sales were $802.2 million for the third quarter of 2013 compared with $805.2 million for the third quarter of 2012. Sales volumes increased 0.5 percent with improvements in Europe, Asia and Latin America, partially offset by a decline in North America. Selling prices declined approximately 1 percent resulting from the pass-through of lower steel costs to customers and changes in product mix, partially offset by higher resin costs. Sales for the third quarter of 2013 were also affected by a late start to the agriculture seasons in North America and Europe. Economic conditions remained challenging and market pressures intensified.

Gross profit was $149.5 million for the third quarter of 2013 compared with $147.9 million for the third quarter of 2012. Gross profit margin improved to 18.6 percent for the third quarter of 2013 from 18.4 percent for the third quarter of 2012. The increase was mostly due to lower steel costs partially offset by higher resin costs and changes in product mix in the third quarter of 2013.

Operating profit increased to $61.7 million for the third quarter of 2013 from $60.8 million for the third quarter of 2012. The $0.9 million increase was primarily due to the same factors that impacted the increase in gross profit margin plus lower acquisition-related costs, partially offset by slightly higher restructuring charges.

Restructuring charges for the third quarter of 2013 were $3.8 million compared with $3.4 million for the same period in 2012 mostly related to capacity rationalization efforts in Latin America and Life Cycle Services integration efforts in Europe. There were $0.1 million and $1.6 million of acquisition-related costs for the third quarters of 2013 and 2012, respectively.

EBITDA was $86.3 million for the third quarter of 2013 compared with $85.2 million for the same period in 2012 due to the same factors that impacted the segment’s operating profit, partially offset by higher foreign currency exchange losses. Depreciation, depletion and amortization expense was $26.7 million for the third quarter of 2013 compared with $25.3 million for the same period in 2012.

Flexible Products & Services

Net sales were $110.5 million for the third quarter of 2013 compared with $109.7 million for the third quarter of 2012. Volumes increased 5.5 percent due to higher polywoven volumes in Europe and the Americas and higher multiwall volumes in the United States, partially offset by lower polywoven volumes in Asia Pacific. Selling prices declined 6.1 percent primarily due to changes in product mix and the pass-through of declining raw material costs for polywoven products to customers. The impact of foreign currency translation was a positive 1.4 percent.

Gross profit was $19.4 million and $20.0 million for the third quarters of 2013 and 2012, respectively. Gross profit margin decreased to 17.6 percent for the third quarter of 2013 from 18.2 percent for the third quarter of 2012. The decrease in gross profit margin was primarily due to changes in product mix combined with higher polywoven production costs related to lower network capacity utilization.

Operating profit was nominal for the third quarter of 2013 compared with an operating profit of $1.4 million for the third quarter of 2012. Improvements in the base business were more than offset by additional costs related to new facilities including the fabric hub in the Kingdom of Saudi Arabia, a confection facility in Morocco and a shipping sack line in North America.

Restructuring charges for the third quarter of 2013 were $0.4 million compared with $0.5 million for the same period last year related to the rationalization of manufacturing in Europe and Asia. There were no acquisition-related costs for the third quarters of 2013 and 2012.

EBITDA was $2.1 million and $7.3 million for the third quarters of 2013 and 2012, respectively. EBITDA for both periods was affected by the same factors that impacted the segment’s operating profit combined with higher foreign currency exchange losses. Depreciation, depletion and amortization expense was $4.0 million and $3.7 million for the third quarters of 2013 and 2012, respectively.

Paper Packaging

Record net sales were $208.4 million for the third quarter of 2013 compared with $182.7 million for the third quarter of 2012. This increase was due to higher selling prices (13.3 percent) coupled with increased volumes (0.8 percent). The recently implemented increase in containerboard prices was fully realized by the end of the third quarter of 2013.

Gross profit was $44.1 million and $32.5 million for the third quarters of 2013 and 2012, respectively. Gross profit margin increased to 21.2 percent for the third quarter of 2013 from 17.8 percent for the third quarter of 2012. This increase was primarily due to higher selling prices coupled with relatively stable input costs.

Operating profit increased 46 percent to a record $30.7 million for the third quarter of 2013 from $21.0 million for the third quarter of 2012, primarily due to higher selling prices, higher volumes and relatively stable input costs.

EBITDA increased to $38.0 million for the third quarter of 2013 compared with $29.2 million for the third quarter of 2012 due to the same factors that impacted the segment’s operating profit. Depreciation, depletion and amortization expense was $7.3 million and $7.7 million for the third quarters of 2013 and 2012, respectively.

Land Management

Net sales were $8.6 million for the third quarter of 2013 compared with $5.3 million for the third quarter of 2012. The increase was due to higher timber sales volumes combined with generally higher prices for timber products.

Operating profit increased to $4.3 million for the third quarter of 2013 from $1.6 million for the third quarter of 2012 primarily due to higher timber sales. Special use property disposals included in operating profit were $0.4 million for the third quarter of 2013 versus $0.3 million for the third quarter of 2012. Special use property disposals and development land sales occur intermittently based on general market conditions and specific business opportunities.

EBITDA was $5.8 million and $2.3 million for the third quarters of 2013 and 2012, respectively. This increase was due to the same factors that impacted the segment’s operating profit. Depreciation, depletion and amortization expense was $1.5 million and $0.7 million for the third quarters of 2013 and 2012, respectively.

Other Financial Information

Long-term debt was $1,240.8 million at July 31, 2013 compared with $1,224.5 million on the same date in 2012 and $1,175.3 million at Oct. 31, 2012. During the third quarter of 2013, long-term debt decreased $28.6 million from April 30, 2013.

Capital expenditures were $27.1 million for the third quarter of 2013 compared with $45.0 million for the same period last year. There were no timberland purchases for the third quarter of 2013 compared with $0.8 million for the third quarter of 2012. Depreciation, depletion and amortization expense was $39.5 million and $37.4 million for the third quarters of fiscal 2013 and 2012, respectively.

On Aug. 27, 2013, the Board of Directors declared quarterly cash dividends of $0.42 per share of Class A Common Stock and $0.63 per share of Class B Common Stock. These dividends are payable on Oct. 1, 2013, to stockholders of record at close of business on Sept. 20, 2013.

Company Outlook

We expect continuation of modest sales growth and generally stable raw material costs across our business portfolio in the fourth quarter of 2013. In the rigid industrial packaging business, continued challenging market conditions are anticipated including a delayed agricultural season lower than last year in Europe and North America. In the flexible products business, ongoing capacity utilization challenges related to the new facilities are expected to offset increased sales volumes and recent operational efficiency gains in other parts of the network. We anticipate favorable market conditions to remain in place in the paper packaging business. Our outlook for fiscal 2013 EBITDA remains between $475 million and $500 million.

Conference Call

The company will host a conference call to discuss the third quarter of 2013 results on Sept. 5, 2013, at 10 a.m. Eastern Time (ET). To participate, domestic callers should call 877-485-3107 and ask for the Greif conference call. The number for international callers is +1 201-689-8427. Phone lines will open at 9:50 a.m. ET. The conference call will also be available through a live webcast, including slides, which can be accessed at www.greif.com in the Investor Center/Conference Calls. A replay of the conference call will be available on the company’s website approximately one hour following the call.

About Greif

Greif is a world leader in industrial packaging products and services. The company produces steel, plastic, fibre, flexible, corrugated and multiwall containers and containerboard, and provides reconditioning, blending, filling and packaging services for a wide range of industries. Greif also manages timber properties in North America. The company is strategically positioned in more than 50 countries to serve global as well as regional customers. Additional information is on the company’s website at www.greif.com.

Forward-Looking Statements

All statements, other than statements of historical facts, included in this news release, including without limitation statements regarding our future financial position, business strategy, budgets, projected costs, goals and plans and objectives of management for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof or variations thereon or similar terminology. All forward-looking statements made in this news release are based on information currently available to management. Although we believe that the expectations reflected in forward-looking statements have a reasonable basis, we can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) the current and future challenging global economy may adversely affect our business; (ii) historically, our business has been sensitive to changes in general economic or business conditions; (iii) our operations are subject to currency exchange and political risks that could adversely affect our results of operations; (iv) the continuing consolidation of our customer base and suppliers may intensify pricing pressure; (v) we operate in highly competitive industries; (vi) our business is sensitive to changes in industry demands; (vii) raw material and energy price fluctuations and shortages may adversely impact our manufacturing operations and costs; (viii) we may encounter difficulties arising from acquisitions; (ix) we may incur additional restructuring costs and there is no guarantee that our efforts to reduce costs will be successful; (x) tax legislation initiatives or challenges to our tax positions may adversely impact our results or condition; (xi) several operations are conducted by joint ventures that we cannot operate solely for our benefit; (xii) our ability to attract, develop and retain talented employees, managers and executives is critical to our success; (xiii) our business may be adversely impacted by work stoppages and other labor relations matters; (xiv) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage; (xv) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology and other business systems; (xvi) legislation/regulation related to climate change, environmental and health and safety matters and corporate social responsibility could negatively impact our operations and financial performance; (xvii) product liability claims and other legal proceedings could adversely affect our operations and financial performance; (xviii) we may incur fines or penalties, damage to reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws; (xix) changing climate conditions may adversely affect our operations and financial performance; and (xx) the frequency and volume of our timber and timberland sales will impact our financial performance. Changes in business results may impact our book tax rates. The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those projected, see “Risk Factors” in Part I, Item 1A of our Form 10-K for the year ended Oct. 31, 2012 and our other filings with the Securities and Exchange Commission. All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GREIF, INC. AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(Dollars and shares in millions, except per share amounts)

	Three months ended		Nine months ended
	July 31,		July 31,
	2013	2012[6]	2013	2012[6]
Net sales	$1,129.7	$1,102.9	$3,227.2	$3,193.9
Cost of products sold	912.4	900.7	2,620.6	2,608.9

Gross profit	217.3	202.2	606.6	585.0
Selling, general and administrative expenses	118.2	116.8	362.7	349.8
Restructuring charges	4.2	3.9	5.4	22.9
Gain on disposal of properties, plants and equipment, net	(1.8)	(3.3)	(6.1)	(6.4)

Operating profit	96.7	84.8	244.6	218.7
Interest expense, net	19.2	21.9	62.2	68.1
Debt extinguishment charges	—	—	1.3	—
Other (income) expense, net	4.0	(1.8)	7.9	0.7

Income before income tax expense and equity earnings of unconsolidated affiliates, net	73.5	64.7	173.2	149.9
Income tax expense	25.9	25.0	58.7	52.2
Equity earnings of unconsolidated affiliates, net of tax	1.2	(0.7)	1.5	1.3

Net income	48.8	39.0	116.0	99.0
Net (income) attributable to noncontrolling interests	(2.1)	(1.5)	(5.5)	(2.4)

Net income attributable to Greif, Inc.	$46.7	$37.5	$110.5	$96.6

Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.80	$0.64	$1.89	$1.66
Class B Common Stock	$1.20	$0.96	$2.83	$2.48
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.80	$0.64	$1.89	$1.66
Class B Common Stock	$1.20	$0.96	$2.83	$2.48
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.4	25.2	25.4	25.1
Class B Common Stock	22.1	22.1	22.1	22.1
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.5	25.3	25.4	25.2
Class B Common Stock	22.1	22.1	22.1	22.1

[6]	In the third quarter 2013, the company corrected prior period accounting errors that occurred over a number of years with respect to accounting for withholding taxes on subsidiary financing transactions in several countries. The company also corrected prior period errors related to the Latin America region of the Rigid Industrial Packaging & Services segment. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements of operations. Consequently, the Company has corrected these errors for all prior periods presented by restating the consolidated financial statements and other financial information included herein.

GREIF, INC. AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(Dollars in millions)

	July 31, 2013	Oct. 31, 2012[7]
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$94.9	$91.5
Trade accounts receivable	489.2	453.8
Inventories	399.8	373.5
Current portion related party notes receivable	2.8	2.5
Other current assets	147.6	134.0

	1,134.3	1,055.3

LONG-TERM ASSETS
Goodwill	985.7	976.1
Intangible assets	182.6	198.6
Related party note receivable	13.1	15.7
Assets held by special purpose entities	50.9	50.9
Other long-term assets	125.6	131.9

	1,357.9	1,373.2

PROPERTIES, PLANTS AND EQUIPMENT	1,402.0	1,424.9

	$3,894.2	$3,853.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$433.6	$466.1
Short-term borrowings	65.5	76.1
Current portion of long-term debt	10.0	25.0
Other current liabilities	309.8	300.1

	818.9	867.3

LONG-TERM LIABILITIES
Long-term debt	1,240.8	1,175.3
Liabilities held by special purpose entities	43.3	43.3
Other long-term liabilities	456.1	456.7

	1,740.2	1,675.3

SHAREHOLDERS’ EQUITY	1,335.1	1,310.8

	$3,894.2	$3,853.4

[7]	In the third quarter 2013, the company corrected prior period accounting errors that occurred over a number of years with respect to accounting for withholding taxes on subsidiary financing transactions in several countries. The company also corrected prior period errors related to the Latin America region of the Rigid Industrial Packaging & Services segment. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements of operations. Consequently, the Company has corrected these errors for all prior periods presented by restating the consolidated financial statements and other financial information included herein.

GREIF, INC. AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

(Dollars in millions)

	Three months ended		Nine months ended
	July 31,		July 31,
	2013	2012[8]	2013	2012[8]
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$48.8	$39.0	$116.0	$99.0
Depreciation, depletion and amortization	39.5	37.4	117.9	115.9
Other non-cash adjustments to net income	0.8	(8.3)	2.5	(18.5)
Increase (Decrease) in cash from changes in certain assets and liabilities and other	(9.3)	86.9	(117.7)	137.8

Net cash provided by operating activities	79.8	155.0	118.7	334.2

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of properties, plants, equipment and timber properties	(27.1)	(45.8)	(83.1)	(129.0)
Issuance (payments) of notes receivable to related party	2.1	12.9	2.6	1.1
Other	5.9	2.2	12.0	9.2

Net cash used in investing activities	(19.1)	(30.7)	(68.5)	(118.7)

CASH FLOWS FROM FINANCING ACTIVITIES:
(Payments) proceeds on debt, net	(23.0)	(113.4)	33.6	(162.8)
Payment of deferred purchase price related to acquisitions	—	—	—	(14.3)
Dividends paid	(24.6)	(24.4)	(73.6)	(73.2)
Other	0.3	4.0	(2.2)	4.6

Net cash used in financing activities	(47.3)	(133.8)	(42.2)	(245.7)

EFFECTS OF EXCHANGE RATES ON CASH	(3.9)	(3.8)	(4.6)	(5.6)
Net (decrease) increase in cash and cash equivalents	9.5	(13.3)	3.4	(35.8)
Cash and cash equivalents at beginning of the period	85.4	104.8	91.5	127.3

Cash and cash equivalents at end of the period	$94.9	$91.5	$94.9	$91.5

[8]	In the third quarter 2013, the company corrected prior period accounting errors that occurred over a number of years with respect to accounting for withholding taxes on subsidiary financing transactions in several countries. The company also corrected prior period errors related to the Latin America region of the Rigid Industrial Packaging & Services segment. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements of operations. Consequently, the Company has corrected these errors for all prior periods presented by restating the consolidated financial statements and other financial information included herein.

GREIF, INC. AND SUBSIDIARY COMPANIES

UNAUDITED

(Dollars in millions)

Financial Highlights by Segment

	Three months ended		Nine months ended
	July 31,		July 31,
	2013	2012[9]	2013	2012[9]
Net sales:
Rigid Industrial Packaging & Services	$802.2	$805.2	$2,280.0	$2,311.6
Flexible Products & Services	110.5	109.7	334.3	338.4
Paper Packaging	208.4	182.7	587.1	524.2
Land Management	8.6	5.3	25.8	19.7

Total net sales	$1,129.7	$1,102.9	$3,227.2	$3,193.9

Operating profit:
Rigid Industrial Packaging & Services	$61.7	$60.8	$146.4	$146.9
Flexible Products & Services	0.0	1.4	1.4	1.8
Paper Packaging	30.7	21.0	84.1	58.3
Land Management	4.3	1.6	12.7	11.7

Total operating profit	$96.7	$84.8	$224.6	$218.7

EBITDA[10]:
Rigid Industrial Packaging & Services	$86.3	$85.2	$221.8	$223.0
Flexible Products & Services	2.1	7.3	9.3	14.3
Paper Packaging	38.0	29.2	107.0	82.4
Land Management	5.8	2.3	16.5	14.2

Total EBITDA	$132.2	$124.0	$354.6	$333.9

Special Items by Segment

	Three months ended		Nine months ended
	July 31,		July 31,
	2013	2012[9]	2013	2012[9]
Rigid Industrial Packaging & Services
Restructuring charges	$3.8	$3.4	$4.7	$16.2
Acquisition-related costs	0.1	1.6	0.7	4.1
Debt extinguishment charges	—	—	0.9	—

Total special Items	3.9	5.0	6.3	20.3
Flexible Products & Services
Restructuring charges	0.4	0.5	0.7	6.7
Acquisition-related costs	—	—	—	0.9
Debt extinguishment charges	—	—	0.2	—

Total special Items	0.4	0.5	0.9	7.6
Paper Packaging
Debt extinguishment charges	—	—	0.2	—

Total special Items	—	—	0.2	—

Total special items	$4.3	$5.5	$7.4	$27.9

[9]	In the third quarter 2013, the company corrected prior period accounting errors that occurred over a number of years with respect to accounting for withholding taxes on subsidiary financing transactions in several countries. The company also corrected prior period errors related to the Latin America region of the Rigid Industrial Packaging & Services segment. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements of operations. Consequently, the Company has corrected these errors for all prior periods presented by restating the consolidated financial statements and other financial information included herein.
[10]	EBITDA is defined as net income plus interest expense, net, plus income tax expense less equity earnings of unconsolidated subsidiaries, net of tax plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which as demonstrated in the table of Consolidated EBITDA is another method to achieve the same result. See the reconciliations on the table of Segment EBITDA.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

WORKING CAPITAL

UNAUDITED

(Dollars in millions)

	July 31, 2013	Oct. 31, 2012[11]
Current assets	$1,134.3	$1,055.3
Less: current liabilities	818.9	867.3

Working capital	315.4	188.0
Less: cash and cash equivalents	94.9	91.5

Net working capital	220.5	$96.5

Long-term debt	$1,240.8	$1,175.3
Plus: current portion of long-term debt	10.0	25.0
Plus: short-term borrowings	65.5	76.1
Less: cash and cash equivalents	94.9	91.5

Net debt	$1,221.4	$1,184.9

[11]	In the third quarter 2013, the company corrected prior period accounting errors that occurred over a number of years with respect to accounting for withholding taxes on subsidiary financing transactions in several countries. The company also corrected prior period errors related to the Latin America region of the Rigid Industrial Packaging & Services segment. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements of operations. Consequently, the Company has corrected these errors for all prior periods presented by restating the consolidated financial statements and other financial information included herein.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

CONSOLIDATED EBITDA12

UNAUDITED

(Dollars in millions)

	Three months ended		Nine months ended
	July 31,		July 31,
	2013	2012[13]	2013	2012[13]
Net income	$48.8	$39.0	$116.0	$99.0
Plus: interest expense, net	19.2	21.9	62.2	68.1
Plus: income tax expense	25.9	25.0	58.7	52.2
Plus: depreciation, depletion and amortization expense	39.5	37.4	117.9	115.9
Plus: debt extinguishment charges	—	—	1.3	—
Less: equity earnings of unconsolidated affiliates, net of tax	1.2	(0.7)	1.5	1.3

EBITDA	$132.2	$124.0	$354.6	$333.9

Net income	$48.8	$39.0	$116.0	$99.0
Plus: interest expense, net	19.2	21.9	62.2	68.1
Plus: income tax expense	25.9	25.0	58.7	52.2
Plus: other (income) expense, net	4.0	(1.8)	7.9	0.7
Plus: debt extinguishment charges	—	—	1.3	—
Less: equity earnings of unconsolidated affiliates, net of tax	1.2	(0.7)	1.5	1.3

Operating profit	96.7	84.8	244.6	218.7
Less: other (income) expense, net	4.0	(1.8)	7.9	0.7
Plus: depreciation, depletion and amortization expense	39.5	37.4	117.9	115.9

EBITDA	$132.2	$124.0	$354.6	$333.9

[12]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which as demonstrated in this table is another method to achieve the same result.
[13]	In the third quarter 2013, the company corrected prior period accounting errors that occurred over a number of years with respect to accounting for withholding taxes on subsidiary financing transactions in several countries. The company also corrected prior period errors related to the Latin America region of the Rigid Industrial Packaging & Services segment. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements of operations. Consequently, the Company has corrected these errors for all prior periods presented by restating the consolidated financial statements and other financial information included herein.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SEGMENT EBITDA14

UNAUDITED

(Dollars in millions)

	Three months ended		Nine months ended
	July 31,		July 31,
	2013	2012[15]	2013	2012[15]
Rigid Industrial Packaging & Services
Operating profit	$61.7	$60.8	$146.4	$146.9
Less: other expense, net	2.1	0.9	4.8	2.5
Plus: depreciation and amortization expense	26.7	25.3	80.2	78.6

EBITDA	86.3	85.2	221.8	223.0
Flexible Products & Services
Operating profit	$0.0	$1.4	$1.4	$1.8
Less: other (income) expense, net	1.9	(2.2)	3.3	(1.1)
Plus: depreciation and amortization expense	4.0	3.7	11.2	11.4

EBITDA	2.1	7.3	9.3	14.3
Paper Packaging
Operating profit	$30.7	$21.0	$84.1	$58.3
Less: other income, net	—	(0.5)	(0.2)	(0.7)
Plus: depreciation and amortization expense	7.3	7.7	22.7	23.4

EBITDA	38.0	29.2	107.0	82.4
Land Management
Operating profit	$4.3	$1.6	$12.7	$11.7
Less: other expense, net	—	—	—	—
Plus: depreciation, depletion and amortization expense	1.5	0.7	3.8	2.5

EBITDA	$5.8	$2.3	$16.5	$14.2

Consolidated EBITDA	$132.2	$124.0	$354.6	$333.9

[14]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which as demonstrated in the table of Consolidated EBITDA is another method to achieve the same result.
[15]	In the third quarter 2013, the company corrected prior period accounting errors that occurred over a number of years with respect to accounting for withholding taxes on subsidiary financing transactions in several countries. The company also corrected prior period errors related to the Latin America region of the Rigid Industrial Packaging & Services segment. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements of operations. Consequently, the Company has corrected these errors for all prior periods presented by restating the consolidated financial statements and other financial information included herein.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

GEOGRAPHIC EBITDA16

UNAUDITED

(Dollars in millions)

	Three months ended		Nine months ended
	July 31,		July 31,
	2013	2012[17]	2013	2012[17]
North America
Operating profit	$62.7	$53.7	$160.1	$144.1
Less: other expense, net	6.3	15.0	17.0	17.8
Plus: depreciation and amortization expense	18.1	17.9	54.8	54.3

EBITDA	74.5	56.6	197.9	180.6
Europe, Middle East and Africa
Operating profit	$31.5	$34.2	$74.4	$80.1
Less: other (income) expense, net	10.3	(18.2)	2.2	(19.2)
Plus: depreciation and amortization expense	15.3	15.1	45.6	45.2

EBITDA	36.5	67.5	117.8	144.5
Asia Pacific and Latin America
Operating profit (loss)	$2.5	$(3.1)	$10.1	$(5.5)
Less: other (income) expense, net	(12.6)	1.4	(11.3)	2.1
Plus: depreciation and amortization expense	6.1	4.4	17.5	16.4

EBITDA	21.2	(0.1)	38.9	8.8

Consolidated EBITDA	$132.2	$124.0	$354.6	$333.9

[16]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which as demonstrated in the table of Consolidated EBITDA is another method to achieve the same result.
[17]	In the third quarter 2013, the company corrected prior period accounting errors that occurred over a number of years with respect to accounting for withholding taxes on subsidiary financing transactions in several countries. The company also corrected prior period errors related to the Latin America region of the Rigid Industrial Packaging & Services segment. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements of operations. Consequently, the Company has corrected these errors for all prior periods presented by restating the consolidated financial statements and other financial information included herein.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

FREE CASH FLOWS

UNAUDITED

(Dollars in millions)

	Three months ended		Nine months ended
	July 31,		July 31,
	2013	2012[18]	2013	2012[18]
Net cash provided by operating activities	$79.8	$155.0	$118.7	$334.2
Less: Purchases of properties, plants, equipment and timber properties	(27.1)	(45.8)	(83.1)	(129.0)

Free Cash Flows	$52.7	$109.2	$35.6	$205.2

[18]	In the third quarter 2013, the company corrected prior period accounting errors that occurred over a number of years with respect to accounting for withholding taxes on subsidiary financing transactions in several countries. The company also corrected prior period errors related to the Latin America region of the Rigid Industrial Packaging & Services segment. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements of operations. Consequently, the Company has corrected these errors for all prior periods presented by restating the consolidated financial statements and other financial information included herein.

GREIF, INC. AND SUBSIDIARY COMPANIES

GEOGRAPHIC DATA

UNAUDITED

(Dollars in millions)

	Three months ended		Nine months ended
	July 31,		July 31,
	2013	2012[19]	2013	2012[19]
Net sales:
North America	$535.2	$509.0	$1,524.6	$1,469.0
Europe, Middle East and Africa	426.5	433.9	1,210.6	1,236.1
Asia Pacific and Latin America	168.0	160.0	492.0	488.8

Total net sales	$1,129.7	$1,102.9	$3,227.2	$3,193.9

Operating profit:
North America	$62.7	$53.7	$160.1	$144.1
Europe, Middle East and Africa	31.5	34.2	74.4	80.1
Asia Pacific and Latin America	2.5	(3.1)	10.1	(5.5)

Total operating profit	$96.7	$84.8	$244.6	$218.7

EBITDA[20]:
North America	$74.5	$56.6	$197.9	$180.6
Europe, Middle East and Africa	36.5	67.5	117.8	144.5
Asia Pacific and Latin America	21.2	(0.1)	38.9	8.8

Total EBITDA	$132.2	$124.0	$354.6	$333.9

Notes:	The North America region includes businesses from Rigid Industrial Packaging & Services, Paper Packaging, Flexible Products & Services and Land Management.

The Europe, Middle East and Africa region includes businesses from Rigid Industrial Packaging & Services and Flexible Products & Services.

The Asia Pacific and Latin America region includes businesses from Rigid Industrial Packaging & Services and Flexible Products & Services.

[19]	In the third quarter 2013, the company corrected prior period accounting errors that occurred over a number of years with respect to accounting for withholding taxes on subsidiary financing transactions in several countries. The company also corrected prior period errors related to the Latin America region of the Rigid Industrial Packaging & Services segment. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements of operations. Consequently, the Company has corrected these errors for all prior periods presented by restating the consolidated financial statements and other financial information included herein.
[20]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by geography, this table calculates EBITDA by geography with reference to operating profit by geography, which as demonstrated in the table of Consolidated EBITDA is another method to achieve the same result. See the reconciliations on the table of Geographic EBITDA.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SEGMENT OPERATING PROFIT AND EBITDA BEFORE SPECIAL ITEMS

UNAUDITED

(Dollars in millions)

	Three months ended		Nine months ended
	July 31,		July 31,
	2013	2012[21]	2013	2012[21]
Operating profit:
Rigid Industrial Packaging & Services	$61.7	$60.8	$146.4	$146.9
Flexible Products & Services	0.0	1.4	1.4	1.8
Paper Packaging	30.7	21.0	84.1	58.3
Land Management	4.3	1.6	12.7	11.7

Total operating profit	96.7	84.8	244.6	218.7

Restructuring charges:
Rigid Industrial Packaging & Services	3.8	3.4	4.7	16.2
Flexible Products & Services	0.4	0.5	0.7	6.7

Total restructuring charges	4.2	3.9	5.4	22.9

Acquisition-related costs:
Rigid Industrial Packaging & Services	0.1	1.6	0.7	4.1
Flexible Products & Services	—	—	—	0.9

Total acquisition-related costs	0.1	1.6	0.7	5.0

Operating profit before special items[22]:
Rigid Industrial Packaging & Services	65.6	65.8	151.8	167.2
Flexible Products & Services	0.4	1.9	2.1	9.4
Paper Packaging	30.7	21.0	84.1	58.3
Land Management	4.3	1.6	12.7	11.7

Total operating profit before special items	$101.0	$90.3	$250.7	$246.6

EBITDA[23]:
Rigid Industrial Packaging & Services	$86.3	$85.2	$221.8	$223.0
Flexible Products & Services	2.1	7.3	9.3	14.3
Paper Packaging	38.0	29.2	107.0	82.4
Land Management	5.8	2.3	16.5	14.2

Total EBITDA	132.2	124.0	354.6	333.9

Restructuring charges:
Rigid Industrial Packaging & Services	3.8	3.4	4.7	16.2
Flexible Products & Services	0.4	0.5	0.7	6.7

Total restructuring charges	4.2	3.9	5.4	22.9

Acquisition-related costs:
Rigid Industrial Packaging & Services	0.1	1.6	0.7	4.1
Flexible Products & Services	—	—	—	0.9

Total acquisition-related costs	0.1	1.6	0.7	5.0

Debt extinguishment charges:
Rigid Industrial Packaging & Services	—	—	0.9	—
Flexible Products & Services	—	—	0.2	—
Paper Packaging	—	—	0.2	—

Total debt extinguishment charges	—	—	1.3	—

EBITDA before special items[24]:
Rigid Industrial Packaging & Services	90.2	90.2	228.1	243.3
Flexible Products & Services	2.5	7.8	10.2	21.9
Paper Packaging	38.0	29.2	107.2	82.4
Land Management	5.8	2.3	16.5	14.2

Total operating profit before special items	$136.5	$129.5	$362.0	$361.8

[21]	In the third quarter 2013, the company corrected prior period accounting errors that occurred over a number of years with respect to accounting for withholding taxes on subsidiary financing transactions in several countries. The company also corrected prior period errors related to the Latin America region of the Rigid Industrial Packaging & Services segment. The impact of these errors was not material to the company in any prior year. However, the cumulative effect of the correction of the prior period errors would have been material to the current year’s consolidated financial statements of operations. Consequently, the Company has corrected these errors for all prior periods presented by restating the consolidated financial statements and other financial information included herein.
[22]	Operating profit before special items is defined as operating profit plus restructuring charges plus acquisition-related costs plus non-cash asset impairment charges.
[23]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus depreciation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which as demonstrated in the table of Consolidated EBITDA is another method to achieve the same result.
[24]	EBITDA before special items is defined as EBITDA plus restructuring charges plus acquisition-related costs plus debt extinguishment charges.